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                                                                     Exhibit (i)
                                                                     -----------
                                              FOLEY & LARDNER
                                              777 East Wisconsin Avenue,
                                              Suite 3800
                                              Milwaukee, Wisconsin  53202-5306
                                              414.271.2400 TEL
                                              414.297.4900  FAX
                                              www.foleylardner.com
                   March 28, 2003
                                              CLIENT/MATTER NUMBER
                                              063723-0101

Monterey Mutual Fund
1299 Ocean Avenue, Suite 210
Santa Monica, CA 90401

Ladies and Gentlemen:

          We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of Monterey Mutual Fund units of beneficial interest (such units of beneficial interest being hereinafter referred to as the "Shares") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Declaration of Trust and Bylaws, as amended to date; (c) Trust proceedings relative to the authorization for issuance of the Shares; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the Shares when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                          Very truly yours,

                                          /s/ FOLEY & LARDNER

                                          FOLEY & LARDNER




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